As filed with the Securities and Exchange Commission on May 10, 1996.
                                                         Registration No. 33-
- ------------------------------------------------------------------------------
                        SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   ------------
                                     Form S-3
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933
                                   ------------
                     AUTOMOBILE PROTECTION CORPORATION - APCO
              (Exact name of registrant as specified in its charter)

                Georgia                                58-1582432
   -----------------------------------------   -------------------------------
  (State or jurisdiction of incorporation or   (I.R.S. Employer Identification
               organization)                            Number)

                       15 Dunwoody Park Drive, Suite 100
                             Atlanta, Georgia 30338
                                 (770) 394-7070
                   (Address of principal executive offices)
                                   -----------
                          Larry I. Dorfman, President
                   Automobile Protection Corporation - APCO
                       15 Dunwoody Park Drive, Suite 100
                             Atlanta, Georgia 30338
                                 (770) 394-7070
 (Name, address and telephone number, including area code, of agent for service)
                                 with a copy to:
                             ANDREW D. HUDDERS, Esq.
                            Graubard Mollen & Miller
                                600 Third Avenue
                          New York, New York 10016-2097
                                 (212) 818-8800

                                      CALCULATION OF REGISTRATION FEE
     ---------------------------------------------------------------------------------------------------------------
                                                             Proposed              Proposed
                                                              maximum               maximum
       Title of Securities         Amount to be             offering price         aggregate           Amount of
         to be registered           registered               per share(1)       offering price(2)   registration fee
    Common Stock, par value
      $.OO1 per share            1,388,000 shares(3)           $4.1875             $5,812,250           $2,004.22

(1)     Based upon the market price of the Common Stock, as reported by The Nasdaq
        Stock Market, on May 6, 1996, in accordance with Rule 457(c) promulgated under the Securities Act of 1933, as amended ("Securities Act").

(2) The proposed maximum aggregate offering price, based upon the market price of the Common Stock, as reported by The Nasdaq Stock Market, on May 6,
        1996, in accordance with Rules 457(c) and (g) under the Securities Act.

(3) Pursuant to Rule 416, there are also being registered additional shares of Common Stock as may become issuable pursuant to the anti-dilution provisions in the option and warrant agreements under which the shares of Common Stock registered hereon are issuable.

        The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration
Statement shall thereafter become effective in accordance with Section 8(a) of the
Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.

    The Registration Statement, including all exhibits and attachments, contains 26 pages.




                   Preliminary Prospectus dated May 10, 1996
                           Subject to Completion
PROSPECTUS
                  AUTOMOBILE PROTECTION CORPORATION - APCO

                    1,388,000 Shares of Common Stock

    This Prospectus relates to up to 1,388,000 shares ("Shares") of Common Stock, par value $.001 per share, of Automobile Protection Corporation - APCO ("Company") that may be offered for sale for the account of certain shareholders of the Company as stated herein under the heading "Selling Shareholders." No period of time has been fixed within which the Shares covered by this Prospectus may be offered or sold. The Company has agreed to keep the Registration Statement, of which this Prospectus is a part, effective until all the Shares are sold.

    All 1,388,000 Shares offered hereby are being registered for the account of the Selling Shareholders. The Company will not receive any of the proceeds from the sale of the Shares. However, all the Shares being offered hereby are issuable upon exercise of outstanding options and warrants of the Company. If such warrants and options are fully exercised, the Company will receive an aggregate of $3,236,620 in gross proceeds. See "Capitalization," "Use of Proceeds" and "Selling Shareholders."

    All costs, expenses and fees in connection with the registration of the Shares offered by this Prospectus will be borne by the Company. Such expenses are estimated at $17,000. Brokerage commissions and discounts, if any, attributable to the sale of the Shares for the accounts of the Selling Shareholders will be borne by them.

    The Common Stock of the Company is quoted in the Nasdaq SmallCap Market under the symbol "APCO."

SEE "RISK FACTORS." THIS OFFERING INVOLVES SIGNIFICANT RISKS, INCLUDING THE FOLLOWING:

    The introduction into the market of the Shares offered hereby may have an adverse effect on the market price and liquidity of the Common Stock.

    The Company has had a history of losses in fiscal years prior to 1994.

    The operations of the Company are dependent on the availability of insurance coverage at favorable rates for dealers.

    The Company's success is substantially dependant on the abilities and services of its two principal executive officers.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
    EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
        SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
             THIS PROSPECTUS.  ANY REPRESENTATION TO THE
                 CONTRARY IS A CRIMINAL OFFENSE.

             The date of this Prospectus is May __, 1996

    No person has been authorized to give any information or to make any representations not contained or incorporated by reference in this Prospectus in connection with the offer described in this Prospectus and, if given or made, such information and representations must not be relied upon as having been authorized by the Company or any of the Selling Shareholders. Neither the delivery of this Prospectus nor any sale made under this Prospectus shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof or since the date of any documents incorporated herein by reference. This Prospectus does not constitute an offer or solicitation in any state to any person to whom it is unlawful to make such offer in such state.

                        TABLE OF CONTENTS
                                                             Page

Available Information. . . . . . . . . . . . . . . . . . . .   2
Documents Incorporated by Reference. . . . . . . . . . . . .   3
The Company. . . . . . . . . . . . . . . . . . . . . . . . .   3
Risk Factors . . . . . . . . . . . . . . . . . . . . . . . .   4
Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . .   7
Capitalization . . . . . . . . . . . . . . . . . . . . . . .   7
Selling Shareholders . . . . . . . . . . . . . . . . . . . .   8
Plan of Distribution . . . . . . . . . . . . . . . . . . . .   9
Legal Matters. . . . . . . . . . . . . . . . . . . . . . . .   9
Experts. . . . . . . . . . . . . . . . . . . . . . . . . . .   9
Indemnification. . . . . . . . . . . . . . . . . . . . . . .   9


                      AVAILABLE INFORMATION

    The Company has filed with the Securities and Exchange Commission ("Commission"), in Washington, D.C., a Registration Statement on Form S-3 ("Registration Statement") under the Securities Act of 1933, as amended ("Securities Act") with respect to the Shares offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and exhibits thereto. For further information with respect to the Company and the Shares, reference is hereby made to the Registration Statement and exhibits. The statements contained in this Prospectus as to the contents of any contract or other document filed as an exhibit are not complete and the description of such contract or document is qualified in its entirety by reference to such contract or document.
The Registration Statement, together with the exhibits, may be inspected at the Commission's principal office in Washington, D.C. and copies may be obtained upon payment of the fees prescribed by the Commission.

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. Copies of such information, reports, proxy statements and other information filed by the Company under the Exchange Act may be examined without charge at the public reference facilities of the Commission, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the following Regional Offices: 7 World Trade Center, New York, NY 10048; and 500 West Madison Street, Suite 1400, Chicago, IL 60661-2511. Copies can also be obtained at prescribed rates from the Commission's Public Reference Section, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549.

                    DOCUMENTS INCORPORATED BY REFERENCE

    The following documents filed by the Company with the Commission are incorporated by reference into this Prospectus:

    (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 filed with the Commission pursuant to
        Section 13(a) of the Exchange Act;

    (b) All other reports filed by the Company with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act; and

    (c) The description of the Company's Common Stock, par value $.001 per share (the "Common Stock"), contained in the Registrant's 8-A Registration Statement filed with the Commission pursuant to Section 12(b) of the Exchange Act, including any subsequent amendment(s) or report(s) filed for the purpose of updating such description.

    All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all Shares offered have been sold or which de-registers all Shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective date of filing of such documents. Any statement contained in a document incorporated by reference herein is modified or superseded for all purposes to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which is incorporated by reference modifies or replaces such statement.

    The Company will furnish without charge, upon oral or written request, to each person to whom this Prospectus is delivered, a copy of any or all of the documents incorporated by reference herein other than exhibits to such documents not specifically incorporated by reference thereto. Such request should be directed to Automobile Protection Corporation - APCO, 15 Dunwoody Park Drive, Atlanta, Georgia 30338, telephone number (770) 394-7070, Attention: Investor Relations.

                            THE COMPANY

General

    The Company and its subsidiaries are engaged principally in the marketing and administration of extended vehicle service contracts and extended vehicle warranty programs sold by automobile dealers of new and used vehicles (hereinafter referred to as "Dealers") located throughout the United States. The Company also offers insurance brokerage services to the automotive industry.

Extended Vehicle Service Contracts and Extended Vehicle Warranties

    The Company derives the majority of its revenues from the marketing and administration of extended vehicle service contracts and extended vehicle warranties (hereinafter referred to as "VSCs"). A consumer purchases a VSC from a Dealer to provide for the repair or replacement of designated parts of a vehicle for the term of the agreement, which can extend to seven years and 100,000 miles depending on vehicle eligibility. A VSC augments and enhances the original warranty provided by the manufacturer of the vehicle and is available on new, used and leased vehicles.

    Dealers often engage a third party administrator, such as the Company, to design a VSC program, arrange for insurance to limit their financial risk, and to perform all of the related administrative functions associated therewith. A principal function of the Company is to arrange for insurance to cover the Dealer's obligations to pay all future claims. Since 1991, coverage has been provided primarily by certain Underwriters at

Lloyd's of London ("Lloyd's). The Company's wholly-owned subsidiary, The Aegis Group, Inc. ("Aegis"), has been appointed by Lloyd's as the administrator of VSCs insured by Lloyd's. Aegis' duties include, but are not limited to the following: (a) Collection of revenues from Dealers; (b) Disbursement and reporting of premiums and taxes to Lloyd's, brokers and state agencies; (c) Product design; (d) Production of contract forms and advertising materials; (e) Record keeping; (f) Claims adjusting and payment; and (g) Appointment of sales agents to market such programs to Dealers.

    During 1995, the Company obtained insurance agreements with Greenwich Insurance Company and Indian Harbor Insurance Company, both of which are subsidiaries of NAC Re Corporation, which currently is rated "A" (Excellent) by A.M. Best. These insurers will provide insurance coverage for certain Dealer programs starting in 1996. The agreements expire on December 31, 1999.

    The Company markets its products under the trade name, EasyCare
- -Registered Trademark-. There are EasyCare products for new, used and leased vehicles, which provide either total mechanical breakdown coverage or stated coverage. EasyCare products include various benefits such as trip interruption, rental reimbursement and emergency roadside assistance. The Company also offers limited warranties, powertrain warranties, and administers programs under private labels for large customers such as American Honda Finance Corporation.

    The Company's price of the VSC to the Dealer includes: (a) the Company's fee for its administrative services, and (b) the cost of insurance obtained for the Dealer, brokerage fees and taxes. The underlying insurance cost is determined by the VSC term and coverage, in addition to the repair profile of the specific vehicle. The Company also receives a fee for each claim processed, which is paid by the insurer.

Insurance Brokerage Services Division

    In addition to being a third party administrator for VSCs, Aegis includes an Insurance Brokerage Services Division which markets and administers automotive related insurance products. This division markets its products through Dealers, financial institutions and leasing companies.

Seasonality

    The VSC industry is subject to the seasonality of the automobile industry. It is anticipated that the Company's revenue will be lower during the first and fourth quarters due to lower sales of motor vehicles during the winter months as compared to other times of the year.

Company

    The Company was incorporated in Georgia on September 10, 1984, and has its executive offices at 15 Dunwoody Park Drive, Atlanta Georgia 30338. The Company's telephone number is (770) 394-7070.


RISK FACTORS

    The Shares being offered hereby are speculative and should not be purchased by anyone who cannot afford a loss of their entire investment. Before making an investment in the Company, prospective investors should give careful consideration to the following risk factors inherent in and affecting the business of the Company and this offering.

    1. History of Revenues, Profits and Losses. The Company's revenues for the twelve months ended August 31, 1994 (the Company's previous year end) and December 31, 1995 (the Company's new year end) were $26,553,554 and $49,210,774, respectively. For the same periods the Company's net income was $912,528 and $1,525,582, respectively. In fiscal years prior to these periods, the Company experienced fluctuating revenues and net income and losses. Although the Company has experienced a substantial increase in revenues and has net income for each of the twelve months ended August 31, 1994 and December 31, 1995, no assurance can be given that this trend will continue over the long term. A decline in the sale of motor vehicles or VSCs and unexpected changes in insurance carriers willing to insure VSCs on favorable terms, or at all, would have a material adverse impact on the business of the Company and on the revenues and net income of the Company.

    2.  Dependence on Independent Dealers and Sales Agents.  The
Company utilizes a number of independent agents to develop its Dealer base. Many of the agents have substantial contacts among and long established relationships with Dealers apart from activities related to the Company.
To the extent any of these agents decide to no longer represent the Company, Dealers may decide to terminate their relationship with the Company, the result of which could be a material, adverse impact on the Company's business and financial position. The Company has entered into non-exclusive administrative service agreements with a large number of Dealers. The Company, however, derives revenues under such agreements only in the event and to the extent that such entities enter into a VSC with a vehicle consumer that is administered by the Company. The Dealers are under no obligation to market the Company's VSCs. Accordingly, the Company's revenues are dependent upon the ability of Dealers to successfully market these VSCs. The successful marketing of VSCs by Dealers depends upon many factors beyond the Company's control, including, among other things, economic factors affecting foreign or domestic motor vehicle sales, the availability of insurance covering claims under these contracts and the existence of competitive programs.

    3. Dependence on Availability of Insurance Coverage and Insurance Available at Favorable Rates. A principal obligation of the Company as administrator is to assist the Dealer in obtaining insurance to limit the Dealer's financial risk on a VSC. Although the Company believes there are a number of insurance companies which provide this type of coverage, typically the Company maintains a primary relationship with only one or two insurance companies at a time. There can be no assurance given that the Company will be able to continue to obtain the required insurance coverage for the Dealers from the insurance companies with which it currently does business or any other insurance company in the future, in which case the Company's business would be materially, adversely affected. Even if the Company locates a new insurance carrier, the transition from one insurance carrier to another requires the Company to expend effort and capital for new documentation and additional marketing. Moreover, any transition is often accompanied by a loss of Dealers unwilling to issue VSCs insured by the new insurance carrier. Thus, if the Company cannot enter into new agreements with the Dealers who have ended the services of the Company or with Dealers to replace them, the business and revenues of the Company may be materially, adversely affected. Further, the Company's profitability depends to a great extent on the availability of insurance coverage at favorable rates for the VSCs it administers. From time to time there may be increases in these rates, which could have adverse impact on the Company's gross margin and net income if the Company for competitive or other reasons is unable to increase its fees to compensate for the increased cost of insurance. To the extent that the Company is unable to obtain favorable insurance rates or pass on rate increases, its business and net income will be materially, adversely affected.

    4. Competition. The VSC industry is highly competitive and is dominated by the major automobile manufacturers and several large third party administrators. Management believes the Company is competitive against both the factory products and other third party administrators. In order to be competitive, the Company designs products which enhance a Dealer's Customer Satisfaction Index, provides training to Dealer personnel and obtains insurance for the Dealers to provide comprehensive coverage at reasonable prices.

    5. Government Regulation. Although the Company does not operate as an insurance company, the sale of VSCs by Dealers is regulated by the insurance laws of most states and the Company's ability to market and perform its services is affected by such insurance laws. It is possible that some states in which the Company now conducts business free of regulation may change their laws to regulate the activities of the Company. In such event, the Company would have to comply with the regulatory requirements of those states or cease its business activities in those states. The Company is not aware of any proposed legislative change which will materially affect its business as it is currently conducted.

    6. Dependence on Key Personnel. The success of the Company is largely dependent on the efforts of Messrs. Larry I. Dorfman and Martin J.

Blank and certain other key personnel. Should any of these persons cease to be affiliated with or employed by the Company before qualified replacements are found, there could be a material, adverse effect on the Company's business and prospects. The Company's continued growth is also dependent upon its ability to hire additional qualified marketing and service personnel. There can be no assurance given that the Company will be able to hire or retain necessary personnel. The Company does not have written employment agreements with either of Messrs. Dorfman or Blank and has key-man life insurance only on Mr. Dorfman.

    7. Broad Discretion in Application of Proceeds. Any proceeds received by the Company from the exercise of the outstanding options and warrants by the Selling Shareholders will be applied to the working capital and general corporate purposes of the Company. Accordingly, the management of the Company will have broad discretion as to the application of such proceeds. See "Use of Proceeds."

    8. Control of the Company by Management. As of the date of this Prospectus, the current directors and officers of the Company and their affiliates, in the aggregate, own beneficially approximately 22.3% of the Common Stock. In addition Messrs. Dorfman and Blank own the 300 shares of Class C Preferred Stock currently outstanding. The holders of the Class C Preferred Stock are entitled only to vote in the election of directors and are entitled to elect the smallest number of directors that will constitute a majority of the Board of Directors through September 11, 1998. As a result of this stock ownership, for the foreseeable future Messrs. Dorman and Blank will be able to influence the Company's management, policies and operations.

    9. Effect of Authorization and Discretionary Issuance of Preferred Stock on Holders of Common Stock and as an Anti-Takeover Measure. The Company's Certificate of Incorporation authorizes the issuance of "blank check" preferred stock with such designations, rights and preferences as may be determined from time to time by the Board of Directors.
Accordingly, the Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights that could affect adversely the voting power or other rights of the holders of the Company's Common Stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although the Company has no present intention to issue any additional shares of its preferred stock, there can be no assurance that the Board of Directors of the Company will not do so in the future.

    10. Shares Eligible for Future Sale. Other than the Shares offered herein, 1,713,336 of the 9,687,238 shares of Common Stock currently issued and outstanding are "restricted securities," as that term is defined under Rule 144 promulgated under the Securities Act. All of these shares of Common Stock are eligible for public sale under Rule 144 subject to the volume limitations described below. In general, under Rule 144, a person who has owned restricted shares of Common Stock for at least two years is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of Common Stock or the average weekly trading volume during the four calendar weeks preceding the sale. A person who has not been an affiliate of a company for at least three months immediately preceding the sale and who beneficially has owned shares of common stock for at least three years is entitled to sell such shares under Rule 144 without regard to any of the limitations described above. No prediction can be made as to the effect, if any, that sales of such shares of Common Stock of the Company or the availability of such shares for sale will have on the market prices of the Company's securities prevailing from time to time. Nevertheless, the possibility that substantial amounts of Common Stock may be sold in the public market may affect adversely prevailing market prices for the securities of the Company and could impair the Company's ability to raise capital through the sale of its equity securities.

                             USE OF PROCEEDS

    The Company is unable to estimate the number of outstanding options and warrants that may be exercised. The Company believes that the exercise of options and warrants primarily will be dependent on the market price of a share of Common Stock at the time of exercise and its relation to the option and warrant exercise price.

    All 1,388,000 Shares offered hereby are being registered for the account of the Selling Shareholders. The Company will not receive any of the proceeds from the sale of the Shares. However, all the Shares being offered hereby are issuable upon exercise of outstanding options and warrants of the Company. If such warrants and options are fully exercised, the Company will receive an aggregate of $3,236,620 in gross proceeds. See "Capitalization" and "Selling Shareholders."

    The Company intends to use the net proceeds from the exercise of any options and warrants for working capital and general corporate purposes. Pending application of the proceeds, the Company intends to place the funds in interest-bearing investments such as bank accounts, certificates of deposit and United States government obligations.

                            CAPITALIZATION

    The following table sets forth the Company's capitalization as of December 31, 1995. It has been adjusted on a pro forma basis to reflect the issuance of the Shares which are the subject of this Prospectus upon exercise of all the outstanding options and warrants by the Selling Shareholders

                                                         December 31, 1995
                                                 -----------------------------
                                                                   Pro forma as
                                                      Actual       adjusted(1)(2)
                                                  -----------      --------------
Shareholders' equity
    Common Stock, $.OO1 par value, 40,000,000
    authorized, 9,614,616 and 11,075,238 issued
    and outstanding............................   $     9,614      $    11,075
Additional paid-in capital.....................    12,102,172       15,421,809
Retained earnings..............................     2,582,220        2,582,220
                                                   ----------       ----------
    Total shareholders' equity.................   $14,694,006      $18,015,104
                                                  ===========      ===========

(1) Adjusted to reflect the exercise of all the outstanding options and warrants of the Selling Shareholders the Shares of which are registered under the Registration Statement of which this Prospectus is a part and the receipt of proceeds therefrom.

(2) Includes 72,622 shares of Common Stock issued between January 1, 1996 and April 30, 1996, upon exercise of outstanding options.

SELLING SHAREHOLDERS

    The 1,388,000 Shares offered hereby consist of Common Stock currently outstanding or issuable upon exercise of various options and warrants granted by the Company from time to time in the past. The following table sets forth certain information as of May 10, 1996, and is adjusted to reflect the issuance of the Shares upon exercise of the outstanding options and warrants and the sale of all of the Shares offered hereby. Unless otherwise indicated, the Selling Shareholders each possess sole voting and investment power with respect to the Shares shown.

                                                  Before Offering                                        After Offering
                                          --------------------------------          Number       -------------------------
- --
                                            Number of                              of Shares       Number of
                                             Shares             Percentage          Offered         Shares
Percentage
                                          -------------        -----------        -----------    ------------    ---------
- --
Rodger Anderson                               21,000                                 21,000
Jack Atkin                                    12,000                                 12,000
Automotive Development Group                  21,000                                 21,000
Bix Brown                                     15,000                                 15,000
Cartel Marketing                              21,000                                 21,000
John Clarke   (2)                             60,000                                 60,000
Corporate Securities Group, Inc.              50,000                                 50,000
David Cowherd    (2)                          60,000                                 60,000
The Dealer Group                              21,000                                 21,000
The Equity Group, Inc.                       200,000                2.0%            200,000
Robert Flaherty                               10,000                                 10,000
Frank Follari                                 12,000                                 12,000
Joe Gibbs                                     50,000                                 50,000
David Golden                                  12,000                                 12,000
Jerry Henley                                  12,000                                 12,000
John Jameson                                  30,000                                 30,000
Joe Kuboff                                    12,000                                 12,000
Bobby Labonte                                  5,000                                  5,000
Ladenburg Thalmann & Co.                      27,500                                 27,500
Marshall Leeds  (l)                          175,000                1.8%            175,000
Charles Mann                                  12,000                                 12,000
Paul Mannion     (2)                          60,000                                 60,000
Cory McClenathan                               5,000                                  5,000
Max Morgulis     (2)                          20,000                                 20,000
Cruz Pedregon                                  5,000                                  5,000
The Providence Group                          21,000                                 21,000
Frank Shoop                                   37,500                                 37,500
Josephine Shoop                               37,500                                 37,500
Leonard J. Sokolow                           275,000                2.8%            275,000
Sutherland, Asbill & Brennan,
  as escrow agent for John
  Clarke, Paul Mannion, David
  Cowherd and Max Morgulis     (4)            50,000                                 50,000
TASA                                          12,000                                 12,000
Mark Wachs                                     4,000                                  4,000
Ronnie Wohl(3)                                22,500                                 22,500
                                         -------------                           -----------
                                           1,388,000                              1,388,000

    (1)     Officer, director and principal of Corporate Securities Group, Inc., a Selling Shareholder.

    (2)     Employee and affiliate of Corporate Securities Group, Inc., a Selling Shareholder.

    (3)     Employee, director and affiliate of Ladenburg Thalmann & Co., a Selling Shareholder.

    (4)     Each of the beneficial owners is an employee and affiliate of Corporate Securities Group, Inc., a Selling
            Shareholder.

    The registration rights granted to certain of the Selling
Shareholders generally provide that the Company and the Selling
Shareholders indemnify each other against certain liabilities, including liabilities under the Securities Act. In the opinion of the Commission, such indemnification is against public policy and is, therefore unenforceable. See "Indemnification."

                         PLAN OF DISTRIBUTION

    The Selling Shareholders have advised the Company that sales of the Shares may be effected from time to time in transactions (which may include block transactions) on the Nasdaq SmallCap Market, in negotiated transactions, or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, or at negotiated prices. The Selling Shareholders have advised the Company that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their Shares. The Selling Shareholders may effect such transactions by selling their Shares directly to purchasers or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Shareholders and/or the purchasers of the Shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). The Selling Shareholders and any broker-dealers that act in connection with the sale of the Shares might be deemed to be "underwriters' within the meaning of Section 2(11) of the Securities Act. The Selling Shareholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the securities against certain liabilities, including liabilities arising under the Securities Act.

    The Company has agreed to keep the Registration Statement, of which this Prospectus is a part, effective until all the Shares are sold.

                              LEGAL MATTERS

    Certain matters with respect to the legality of the issuance and sale of the Shares offered hereby will be passed upon for the Company by Graubard Mollen & Miller, New York, New York.

                                 EXPERTS

    The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K of Automobile Protection Corporation - APCO for the year ended December 31, 1995 have been so incorporated in reliance on the report of Price Waterhouse, LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                             INDEMNIFICATION

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described above, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities is asserted by such director, officer or controlling person in connection with the registration of the Shares, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.    Other Expenses of Issuance and Distribution.

    The table below sets forth the estimated expenses (except the SEC registration fee which is an actual expense) of the Registrant in connection with the offer and sale of the shares of Common Stock covered by this Registration Statement.

     SEC registration fee. . . . . . . . . . . . . . . .$2,004.22
     Accountant's fees and expenses. . . . . . . . . . . 5,000.00
     Legal fees and expenses . . . . . . . . . . . . . . 5,000.00
     Printing and engraving expenses . . . . . . . . . . 2,500.00
     Miscellaneous . . . . . . . . . . . . . . . . . . . 2,495,78
                                                        ---------
          TOTAL. . . . . . . . . . . . . . . . . . . . $17,004.22
                                                       ==========

ITEM 15.    Indemnification of Directors and Officers.

    Article VII of the Registrant's Restated Articles of Incorporation provides that directors of the Registrant will not be liable to the Registrant or the Registrant's stockholders for monetary damages for breach of duty of care or other duty as a director, other than liability for any misappropriation of any business opportunity of the Registrant, for acts or omissions not in good faith which involve intentional misconduct or a knowing violation of law, for the types of liabilities set forth in Section 14-2-202(4) (formerly 14-2-134) of the Georgia Business Corporation Code, and for a transaction from which the director derived an improper personal benefit.

    Article VI of the Registrant's By-Laws sets forth the extent to which the Registrant's directors and officers may be indemnified by the Registrant against liabilities which they may incur in such capacities. Such indemnification is authorized by Sections 14-2-851 and 14-2-857 of the Georgia Business Corporation Code. These provisions generally provide that an officer or director of the Registrant may be indemnified by the Registrant against liability and expenses arising in connection with any action, suit or proceeding related to his service in such capacity if he acted in a manner he reasonably believed to be in good faith in or not opposed to the best interest of the Registrant, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. Such person shall be entitled to such indemnification if he is successful on the merits. In the event of a settlement of any such action, suit or proceeding, such person shall be entitled to indemnification only upon a determination that indemnification is proper under the circumstances because the person has met the applicable standard of conduct. Such determination shall be made by a majority vote of a quorum consisting of disinterested directors or, if such quorum is not obtainable by majority vote of a committee duly designated by the board of directors (in which designation directors who are parties to the proceeding may participate) consisting solely of two or more directors not at the time parties to the proceeding, by the Registrant's independent legal counsel in a written opinion, or by the affirmative vote of a majority of the shares entitled to vote thereon.

    The Registrant maintains directors' and officers' liability insurance policies covering claims made against its directors and officers for certain wrongful acts done in such capacity and providing reimbursement to the Registrant for its indemnification of its directors and officers in respect of such claims.

ITEM 16.    Exhibits.

Exhibit No.                Description
- -----------                -----------

   5.1                     Opinion of Graubard Mollen & Miller

Exhibit No.                Description
- -----------                -----------

  10.1 Consulting Agreement and Option and Registration Rights Agreement dated March 29, 1994 between the Registrant and Corporate Management Group, Inc. (incorporated by reference to Exhibit 10(g) to the Registrant's Post Effective Amendment No. 2 to Form S-1 (file number 33-22279) filed with the Commission on May 17, 1994).

  10.2 Consulting Agreement and Option and Registration Rights Agreement dated January 2, 1996 between the Registrant and John R. Clarke (incorporated by reference to Exhibit 10(h) to the Registrant's Annual Report on
                           Form 10-K for the fiscal year ended
                           December 31, 1995 - File No. 0-17231).

  10.3 Consulting Agreement and Option and Registration Rights Agreement dated January 2, 1996 between the Registrant and Paul T. Mannion (incorporated by reference to Exhibit 10(i) to the Registrant's Annual Report on
                           Form 10-K for the fiscal year ended
                           December 31, 1995 - File No. 0-17231).

  10.4 Consulting Agreement and Option and Registration Rights Agreement dated January 2, 1996 between the Registrant and David Cowherd (incorporated by reference to Exhibit 10(j) to the Registrant's Annual Report on
                           Form 10-K for the fiscal year ended
                           December 31, 1995 - File No. 0-17231).

  10.5 Consulting Agreement and Option and Registration Rights Agreement dated January 2, 1996 between the Registrant and Max Morgulis (incorporated by reference to Exhibit 10(k) to the Registrant's Annual Report on
                           Form 10-K for the fiscal year ended
                           December 31, 1995 - File No. 0-17231).

  10.6 Consulting Agreement and Option and Registration Rights Agreement dated January 2, 1996 between the Registrant and John Clarke, Paul Mannion, David Cowherd, Max Morgulis and Sutherland, Asbill & Brennan, as escrow agent (incorporated by reference to Exhibit 10(l) to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 - File No. 0-17231).

  10.7 Consulting Agreement and Option and Registration Rights Agreement dated October 6, 1994 between the Registrant and Ronnie Wohl and Ladenburg Thalmann & Co., Inc. (incorporated by reference to Exhibit 10(m) to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 - File No. 0-17231).

Exhibit No.                Description
- -----------                -----------

  10.8 Consulting Agreement and Option and Registration Rights Agreement dated October 6, 1994 between the Registrant and Marshall Leeds (incorporated by reference to Exhibit 10(n) to the Registrant's Annual Report on
                           Form 10-K for the fiscal year ended
                           December 31, 1995 - File No. 0-17231).

  10.9 Consulting Agreement and Option and Registration Rights Agreement dated October 6, 1994 between the Registrant and Leonard J. Sokolow (incorporated by reference to Exhibit 10(o) to the Registrant's Annual Report on
                           Form 10-K for the fiscal year ended
                           December 31, 1995 - File No. 0-17231).

  10.10 Option Agreement dated October 10, 1995 between the Registrant and Joe Gibbs (incorporated by reference to
                           Exhibit 10(p) to the Registrant's
                           Annual Report on Form 10-K for the
                           fiscal year ended December 31, 1995 -
                           File No. 0-17231).

  10.11 Option Agreement dated December 18, 1995 between the Registrant and Bobby Labonte (incorporated by reference to
                           Exhibit 10(q) to the Registrant's
                           Annual Report on Form 10-K for the
                           fiscal year ended December 31, 1995 -
                           File No. 0-17231).

  10.12 Option Agreement dated November 30, 1995 between the Registrant and Cruz Pedregon (incorporated by reference to
                           Exhibit 10(r) to the Registrant's
                           Annual Report on Form 10-K for the
                           fiscal year ended December 31, 1995 -
                           File No. 0-17231).

  10.13 Option Agreement dated November 30, 1995 between the Registrant and Cory McClenathan (incorporated by reference to Exhibit 10(s) to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 - File No. 0-17231).

  10.14 Warrant Agreement dated September 1, 1994 between the Registrant and Bix Brown (incorporated by reference to
                           Exhibit 10(t) to the Registrant's
                           Annual Report on Form 10-K for the
                           fiscal year ended December 31, 1995 -
                           File No. 0-17231).

  10.15 Warrant Agreement dated September 1, 1994 between the Registrant and Frank Shoop (incorporated by reference to
                           Exhibit 10(u) to the Registrant's
                           Annual Report on Form 10-K for the
                           fiscal year ended December 31, 1995 -
                           File No. 0-17231).

Exhibit No.                Description
- -----------                -----------

  10.16 Warrant Agreement dated September 1, 1994 between the Registrant and Josephine Shoop (incorporated by reference to Exhibit 10(v) to the Registrant's Annual Report on
                           Form 10-K for the fiscal year ended
                           December 31, 1995 - File No. 0-17231).

  10.17 Option Agreement dated August 31, 1995 between the Registrant and Mark Wachs (incorporated by reference to Exhibit 10(w) to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 - File No. 0-17231).

  10.18 Option Agreement dated February 1, 1996 between the Registrant and Mark Wachs (incorporated by reference to
                           Exhibit 10(x) to the Registrant's
                           Annual Report on Form 10-K for the
                           fiscal year ended December 31, 1995 -
                           File No. 0-17231).

  10.19 Option Agreement dated August 31, 1995 between the Registrant and John Jameson (incorporated by reference to
                           Exhibit 10(y) to the Registrant's
                           Annual Report on Form 10-K for the
                           fiscal year ended December 31, 1995 -
                           File No. 0-17231).

  10.20 Option Agreement dated August 31, 1995 between the Registrant and The Providence Group (incorporated by reference to Exhibit 10(z) to the Registrant's Annual Report on
                           Form 10-K for the fiscal year ended
                           December 31, 1995 - File No. 0-17231).

  10.21 Option Agreement dated August 31, 1995 between the Registrant and The Dealer Group (incorporated by reference to
                           Exhibit 10(aa) to the Registrant's
                           Annual Report on Form 10-K for the
                           fiscal year ended December 31, 1995 -
                           File No. 0-17231).

  10.22 Option Agreement dated August 31, 1995 between the Registrant and Automotive Development Group (incorporated by reference to Exhibit 10(bb) to the Registrant's Annual Report on
                           Form 10-K for the fiscal year ended
                           December 31, 1995 - File No. 0-17231).

  10.23 Option Agreement dated August 31, 1995 between the Registrant and Rodger Anderson (incorporated by reference to
                           Exhibit 10(cc) to the Registrant's
                           Annual Report on Form 10-K for the
                           fiscal year ended December 31, 1995 -
                           File No. 0-17231).

Exhibit No.                Description
- -----------                -----------

  10.24 Option Agreement dated August 31, 1995 between the Registrant and Cartel Marketing (incorporated by reference to Exhibit 10(dd) to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 - File No. 0-17231).

  10.25 Option Agreement dated August 31, 1995 between the Registrant and Joe Kuboff (incorporated by reference to Exhibit 10(ee) to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 - File No. 0-17231).

  10.26 Option Agreement dated August 31, 1995 between the Registrant and Frank Follari (incorporated by reference to
                           Exhibit 10(ff) to the Registrant's
                           Annual Report on Form 10-K for the
                           fiscal year ended December 31, 1995 -
                           File No. 0-17231).

  10.27 Option Agreement dated August 31, 1995 between the Registrant and David Golden (incorporated by reference to
                           Exhibit 10(gg) to the Registrant's
                           Annual Report on Form 10-K for the
                           fiscal year ended December 31, 1995 -
                           File No. 0-17231).

  10.28 Option Agreement dated August 31, 1995 between the Registrant and Jerry Henley (incorporated by reference to
                           Exhibit 10(hh) to the Registrant's
                           Annual Report on Form 10-K for the
                           fiscal year ended December 31, 1995 -
                           File No. 0-17231).

  10.29 Option Agreement dated August 31, 1995 between the Registrant and Jack Atkin (incorporated by reference to Exhibit 10(ii) to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 - File No. 0-17231).

  10.30 Option Agreement dated August 31, 1995 between the Registrant and Charles Mann (incorporated by reference to
                           Exhibit 10(jj) to the Registrant's
                           Annual Report on Form 10-K for the
                           fiscal year ended December 31, 1995 -
                           File No. 0-17231).

  10.31 Option Agreement dated August 31, 1995 between the Registrant and TASA (incorporated by reference to Exhibit 10(kk) to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 - File No. 0-17231).

  23.1                     Consent of Price Waterhouse LLP,
                           independent accountants for Registrant

Exhibit No.                Description
- -----------                -----------

  23.2                     Consent of Graubard Mollen & Miller
                           (Included in Exhibit 5.1)

  24.1                     Power of Attorney (included on
                           signature page to the Registration
                           Statement as originally filed)


Item 17.    Undertakings.

    (a)     The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Atlanta, Georgia, on this 10th day of May, 1996.


                             AUTOMOBILE PROTECTION CORPORATION- APCO


                             By: /s/ Larry I. Dorfman
                             ----------------------------------------
                             Larry I. Dorfman, President


POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Martin J. Blank and Larry I. Dorfman his true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures                   Title                              Date
- ----------                   -----                              ----
[S]                          [C]                                [C]

    /s/ Larry I. Dorfman
    --------------------
    Larry I. Dorfman          President, Chief Executive
                              Officer and Director              May 10, 1996


    /s/ Martin J. Blank
    -------------------
    Martin J. Blank           Chairman of the Board,
                              Chief Operating Officer,
                              Secretary and Director            May 10, 1996


    /s/ Anthony Levinson
    --------------------
    Anthony Levinson          Chief Financial Officer and
                              Treasurer (Principal
                              Financial and Accounting
                              Officer)                         May 10, 1996


    /s/ Howard C. Miller
    --------------------
    Howard C. Miller          Director                         May 10, 1996



    /s/ Mechlin D. Moore
    ---------------------
    Mechlin D. Moore          Director                         May 10, 1996

                                 EXHIBIT INDEX


Exhibit No.                Description                          Page No
- -----------                -----------                          ---------

   5.1                     Opinion of Graubard Mollen & Miller

  10.1 Consulting Agreement and Option and Registration Rights Agreement dated March 29, 1994 between the Registrant and Corporate Management Group, Inc. (incorporated by reference to Exhibit 10(g) to the Registrant's Post Effective Amendment No. 2 to Form S-1 (file number 33-22279) filed with the Commission on May 17, 1994).

  10.2 Consulting Agreement and Option and Registration Rights Agreement dated January 2, 1996 between the Registrant and John R. Clarke (incorporated by reference to Exhibit 10(h) to the Registrant's Annual Report on
                           Form 10-K for the fiscal year ended
                           December 31, 1995 - File No. 0-17231).

  10.3 Consulting Agreement and Option and Registration Rights Agreement dated January 2, 1996 between the Registrant and Paul T. Mannion (incorporated by reference to Exhibit 10(i) to the Registrant's Annual Report on
                           Form 10-K for the fiscal year ended
                           December 31, 1995 - File No. 0-17231).

  10.4 Consulting Agreement and Option and Registration Rights Agreement dated January 2, 1996 between the Registrant and David Cowherd (incorporated by reference to Exhibit 10(j) to the Registrant's Annual Report on
                           Form 10-K for the fiscal year ended
                           December 31, 1995 - File No. 0-17231).

  10.5 Consulting Agreement and Option and Registration Rights Agreement dated January 2, 1996 between the Registrant and Max Morgulis (incorporated by reference to Exhibit 10(k) to the Registrant's Annual Report on
                           Form 10-K for the fiscal year ended
                           December 31, 1995 - File No. 0-17231).

  10.6 Consulting Agreement and Option and Registration Rights Agreement dated January 2, 1996 between the Registrant and John Clarke, Paul Mannion, David Cowherd, Max Morgulis and Sutherland, Asbill & Brennan, as escrow agent (incorporated by reference to Exhibit 10(l) to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 - File No. 0-17231).

Exhibit No.                Description                              Page No
- -----------                -----------                              -------

  10.7 Consulting Agreement and Option and Registration Rights Agreement dated October 6, 1994 between the Registrant and Ronnie Wohl and Ladenburg Thalmann & Co., Inc. (incorporated by reference to Exhibit 10(m) to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 - File No. 0-17231).


  10.8 Consulting Agreement and Option and Registration Rights Agreement dated October 6, 1994 between the Registrant and Marshall Leeds (incorporated by reference to Exhibit 10(n) to the Registrant's Annual Report on
                           Form 10-K for the fiscal year ended
                           December 31, 1995 - File No. 0-17231).

  10.9 Consulting Agreement and Option and Registration Rights Agreement dated October 6, 1994 between the Registrant and Leonard J. Sokolow (incorporated by reference to Exhibit 10(o) to the Registrant's Annual Report on
                           Form 10-K for the fiscal year ended
                           December 31, 1995 - File No. 0-17231).

  10.10 Option Agreement dated October 10, 1995 between the Registrant and Joe Gibbs (incorporated by reference to
                           Exhibit 10(p) to the Registrant's
                           Annual Report on Form 10-K for the
                           fiscal year ended December 31, 1995 -
                           File No. 0-17231).

  10.11 Option Agreement dated December 18, 1995 between the Registrant and Bobby Labonte (incorporated by reference to
                           Exhibit 10(q) to the Registrant's
                           Annual Report on Form 10-K for the
                           fiscal year ended December 31, 1995 -
                           File No. 0-17231).

  10.12 Option Agreement dated November 30, 1995 between the Registrant and Cruz Pedregon (incorporated by reference to
                           Exhibit 10(r) to the Registrant's
                           Annual Report on Form 10-K for the
                           fiscal year ended December 31, 1995 -
                           File No. 0-17231).

  10.13 Option Agreement dated November 30, 1995 between the Registrant and Cory McClenathan (incorporated by reference to Exhibit 10(s) to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 - File No. 0-17231).

  10.14 Warrant Agreement dated September 1, 1994 between the Registrant and Bix Brown (incorporated by reference to
                           Exhibit 10(t) to the Registrant's
                           Annual Report on Form 10-K for the
                           fiscal year ended December 31, 1995 -
                           File No. 0-17231).

Exhibit No.                Description                             Page No
- -----------                -----------                             --------

  10.15 Warrant Agreement dated September 1, 1994 between the Registrant and Frank Shoop (incorporated by reference to
                           Exhibit 10(u) to the Registrant's
                           Annual Report on Form 10-K for the
                           fiscal year ended December 31, 1995 -
                           File No. 0-17231).

  10.16 Warrant Agreement dated September 1, 1994 between the Registrant and Josephine Shoop (incorporated by reference to Exhibit 10(v) to the Registrant's Annual Report on
                           Form 10-K for the fiscal year ended
                           December 31, 1995 - File No. 0-17231).

  10.17 Option Agreement dated August 31, 1995 between the Registrant and Mark Wachs (incorporated by reference to Exhibit 10(w) to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 - File No. 0-17231).

  10.18 Option Agreement dated February 1, 1996 between the Registrant and Mark Wachs (incorporated by reference to
                           Exhibit 10(x) to the Registrant's
                           Annual Report on Form 10-K for the
                           fiscal year ended December 31, 1995 -
                           File No. 0-17231).

  10.19 Option Agreement dated August 31, 1995 between the Registrant and John Jameson (incorporated by reference to
                           Exhibit 10(y) to the Registrant's
                           Annual Report on Form 10-K for the
                           fiscal year ended December 31, 1995 -
                           File No. 0-17231).

  10.20 Option Agreement dated August 31, 1995 between the Registrant and The Providence Group (incorporated by reference to Exhibit 10(z) to the Registrant's Annual Report on
                           Form 10-K for the fiscal year ended
                           December 31, 1995 - File No. 0-17231).

  10.21 Option Agreement dated August 31, 1995 between the Registrant and The Dealer Group (incorporated by reference to
                           Exhibit 10(aa) to the Registrant's
                           Annual Report on Form 10-K for the
                           fiscal year ended December 31, 1995 -
                           File No. 0-17231).

  10.22 Option Agreement dated August 31, 1995 between the Registrant and Automotive Development Group (incorporated by reference to Exhibit 10(bb) to the Registrant's Annual Report on
                           Form 10-K for the fiscal year ended
                           December 31, 1995 - File No. 0-17231).

Exhibit No.                Description                              Page No
- -----------                -----------                              --------

  10.23 Option Agreement dated August 31, 1995 between the Registrant and Rodger Anderson (incorporated by reference to
                           Exhibit 10(cc) to the Registrant's
                           Annual Report on Form 10-K for the
                           fiscal year ended December 31, 1995 -
                           File No. 0-17231).

  10.24 Option Agreement dated August 31, 1995 between the Registrant and Cartel Marketing (incorporated by reference to Exhibit 10(dd) to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 - File No. 0-17231).

  10.25 Option Agreement dated August 31, 1995 between the Registrant and Joe Kuboff (incorporated by reference to Exhibit 10(ee) to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 - File No. 0-17231).

  10.26 Option Agreement dated August 31, 1995 between the Registrant and Frank Follari (incorporated by reference to
                           Exhibit 10(ff) to the Registrant's
                           Annual Report on Form 10-K for the
                           fiscal year ended December 31, 1995 -
                           File No. 0-17231).

  10.27 Option Agreement dated August 31, 1995 between the Registrant and David Golden (incorporated by reference to
                           Exhibit 10(gg) to the Registrant's
                           Annual Report on Form 10-K for the
                           fiscal year ended December 31, 1995 -
                           File No. 0-17231).

  10.28 Option Agreement dated August 31, 1995 between the Registrant and Jerry Henley (incorporated by reference to
                           Exhibit 10(hh) to the Registrant's
                           Annual Report on Form 10-K for the
                           fiscal year ended December 31, 1995 -
                           File No. 0-17231).

  10.29 Option Agreement dated August 31, 1995 between the Registrant and Jack Atkin (incorporated by reference to Exhibit 10(ii) to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 - File No. 0-17231).

  10.30 Option Agreement dated August 31, 1995 between the Registrant and Charles Mann (incorporated by reference to
                           Exhibit 10(jj) to the Registrant's
                           Annual Report on Form 10-K for the
                           fiscal year ended December 31, 1995 -
                           File No. 0-17231).

Exhibit No.                Description                              Page No
- -----------                -----------                              --------

  23.1                     Consent of Price Waterhouse LLP,
                           independent accountants for Registrant

  23.2                     Consent of Graubard Mollen & Miller
                           (Included in Exhibit 5.1)

  24.1                     Power of Attorney (included on
                           signature page to the Registration
                           Statement as originally filed)

                                                       Exhibit 5.1

                          Graubard Mollen & Miller
                             600 Third Avenue
                        New York, New York 10016-2097
                          Telephone (212) 818-8800
                          Facsimile (212) 818-8881


                        May 8, 1996



Automobile Protection Corporation - APCO
15 Dunwoody Park Drive
Suite 100
Atlanta, Georgia  30338

Dear Sirs:

        Reference is made to the Registration Statement on Form S-3 ("Registration Statement") filed by Automobile Protection Corporation - APCO ("Company") under the Securities Act of 1933, as amended ("Act"), with respect to an aggregate of 1,388,000 shares of common stock, par value $.001 per share ("Common Stock") to be issued by the Company to certain persons listed in the Registration Statement as Selling Shareholders ("Selling Shareholders"). All of such Common Stock is to be issued upon exercise of various warrants and options previously entered into between the Selling Shareholders and the Company (collectively, "Options").

        We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

        Based upon the foregoing, it is our opinion that the shares of Common Stock to be issued by the Company upon exercise of the Options has been duly authorized and, when sold to the Selling Shareholders and paid for in the manner provided in the Registration Statement and the various agreements governing the Options between each of the Selling Shareholders and the Company, will be legally issued, fully paid and non-assessable.

        In giving this opinion, we have assumed that all certificates for the Company's shares of Common Stock, prior to their issuance, will be duly executed on behalf of the Company by the Company's transfer agent and registered by the Company's registrar, if necessary, and will conform, except as to denominations, to specimens which we have examined.

        We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel, and to all references made to us in the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder.

                        Very truly yours,


                        GRAUBARD MOLLEN & MILLER

                                           Exhibit 23.1

                  CONSENT OF INDEPENDENT ACCOUNTANTS


    We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated March 7, 1996, appearing on page 10 of Automobile Protection Corporation - APCO's Annual Report on Form 10-K for the year ended December 31, 1995. We also consent to the reference to us under the heading "Experts" in such Prospectus.



PRICE WATERHOUSE LLP
Atlanta, Georgia
May 8, 1996